Exhibit 10.24
AGREEMENT RE TERMINATION OF LEASE
WHEREAS, on June 22, 2007 Acaso Investments, LLC entered into a lease with Kreido Biofuels, Inc. (hereinafter referred to as “Kreido”) wherein Acaso Investments, LLC (hereinafter referred to as “Acaso”) leased that certain premises located at 1070 Flynn Road, Camarillo California to Kreido Biofuels, Inc. for the period of August 1, 2007 to July 31, 2012.
WHEREAS, pursuant to the terms of the above mentioned lease rent was due and payable by Kreido to Acaso on the first of each and every month commencing on August 1, 2007.
WHEREAS, Kreido failed to pay rent to Acaso on March 1, 2009.
WHEREAS, on March 18, 2009 a three (3) day notice to pay rent or quit has been served on Kreido Biofuels, Inc.
WHEREAS, past due rent has not been paid by Kreido pursuant to the three (3) day notice to pay rent or quit.
WHEREAS, on March 23, 2009 Acaso Investments, LLC filed an Unlawful Detainer action against Kreido bearing case number 56-2009-00340257-CL-UD-VTV action in the Ventura Superior Court.
WHEREAS, on March 27, 2009 Kreido was served with the Summons and Complaint.
WHEREAS, Kreido has not answered the Complaint within the five (5) day period and thus Acaso is entitled to a default Judgment consistent with the terms of this Agreement.
IN CONSIDERATION OF THE ABOVE RECITALS AND ALL OTHER CONSIDERATIONS PASSING BETWEEN THESE PARTIES THEY AGREE AS FOLLOWS:
1. Possession of the premises shall be provided by Kreido to Acaso as of March 31, 2009.
2. The lease dated June 22, 2007 between Acaso and Kreido shall be terminated as of March 31, 2009.
3. All rental obligations of Kreido to Acaso shall cease as of March 31, 2009.
4. The security deposit of Kreido in the amount of $14,153 shall be applied to the rent for the month of March 2009.
5. Acaso shall purchase from Kreido the phone system, furniture and the computer system that remained with the premises on March 31, 2009 that is listed on Exhibit “1” attached hereto, for the sum of $10,000, paid upon the execution of this Agreement.
6. Kreido has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the documents, instruments and certificates to be executed and delivered by Kreido pursuant to this Agreement.
7. No litigation, actions or proceedings, legal, equitable, administrative, through arbitration or otherwise, are pending or threatened which might affect the consummation of the purchase and sale described in this Agreement.

8. Kreido is the owner of and has good and marketable title to all of the phone system, computer system and furniture enumerated in Exhibit “1”, free of all debts and encumbrances, except as specifically set forth herein.
9. Kreido has not entered into any contract relating to the sale of the phone system, computer system and furniture to be conveyed hereunder other than this Agreement.
10. Kreido shall execute and deliver to Acaso such bills of sale and other instruments as necessary or proper to transfer to Acaso all of the phone system, computer system and furniture being sold pursuant to this Agreement.
11. The terms and provisions of this Agreement and all documents, instruments and certificates made or delivered from time to time by Kreido hereunder and thereunder constitute valid and legally binding obligations of Kreido , enforceable as against Kreido in accordance with the terms hereof and thereof.
12. Kreido shall execute and deliver to Acaso a Bill of Sale transferring to Acaso the phone system, computer system and furniture free from all encumbrances, liens or other hypothecation and Kreido shall defend, at Kreido’s sole cost and expense, Acaso against all parties claiming any right, title or interest therein.
13. The making, execution and delivery of this Agreement has not been induced by any representations, statements, warranties or agreements other than those expressed in this Agreement. This Agreement embodies the entire understanding of the parties. There are no other agreements or understandings, written or oral, in effect between the parties relating to the subject matter of this Agreement, unless expressly referenced in this Agreement.
14. This Agreement may not be amended, changed and/or modified except by a written agreement signed by all of the parties.
15. No waiver of or failure by any party to enforce a provision, covenant, condition or right under this Agreement (collectively, “Right”) shall be construed as a subsequent waiver of the same Right or a waiver of any other Right. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.
16. The captions, section numbers, and paragraph numbers appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of such sections or paragraphs of this Agreement nor in any way affect this Agreement.
17. The parties, for itself and each of its past and present affiliates, agents, contractors, officers, directors, members, employees, successors and assigns releases and forever discharge each other and each of its past and present subsidiaries, affiliates, officers, directors, employees, agents, contractors, and their respective successors and assigns, of and from any and all claims, demands, damages, debts, disputes, liabilities, accounts, obligations, costs, expenses, actions and causes of action, of every nature, whether based upon tort, contract or any other theory of recovery, whether known or unknown, suspected or unsuspected, contingent or fixed, liquidates or unliquidated, which they now have or hereafter may have arising and accruing in connection with the Lease or possession of the premises.
The parties hereby specifically waive the provisions of Section 1542 of the California Civil Code (“Section 1542”) and any similar law of any other state, territory or jurisdiction. Section 1542 provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Furthermore, the parties acknowledges that it is aware that it may hereafter discover material facts in addition to or different from those that it now knows or believes to be true with respect to the subject matter of this Agreement, but that it is its intention to settle and release any and all claims, disputes, and differences referred to herein, known or unknown, suspected or unsuspected, fully, finally and forever relating to the subject matter of this Agreement. ACCORDINGLY, THE PARTIES EXPRESSLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 1542, OR ANY SIMILAR SUCH LAW IN ANY OTHER JURISDICTION.
18. Acaso shall file a dismissal of Case number 56-2009-00340257-CL-UD-VTV pending in the Ventura County Superior Court.
19. If any party to this Agreement shall institute an action or proceeding to interpret or enforce this Agreement, or to obtain damages by reason of any alleged breach of this Agreement, the prevailing party shall be entitled to recover costs of suit and a reasonable sum for attorneys fees, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. The judgment or order entered shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such judgment or order. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in the following: (a) Post-judgment motions; (b) Contempt proceedings; (c) Garnishment levy and debtor and third-party examinations; (d) Discovery; and (e) Bankruptcy litigation.
20. This Agreement and the rights and obligations of the parties shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
21. If any provision of this Agreement is found to be invalid or unenforceable by any court only that provision will be ineffective, unless its invalidity or unenforceability will defeat an essential business purpose of this Agreement.
22. This Agreement shall be construed and enforced according to the laws of the State of California applicable to agreements made to be performed wholly within the State.
23. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement. Copies of this Agreement, including facsimile copies may be used in lieu of the originals for all purposes. If a party signs this Agreement and then transmits an electronic facsimile of the signature page to any other party, that party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.
24. Time is of the essence throughout the term of this Agreement for every provision in which time is an element. No extension of time for performance of any acts shall be deemed an extension of time for the performance of any other acts.
25. Except as otherwise expressly provided in this Agreement, no party may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party. Any attempted assignment or delegation without the required consent shall be void.
26. Any entity signing this Agreement on behalf of any other entity hereby represents and warrants in an individual capacity that it has full authority to do so on behalf of the other entity. Any individual signing this Agreement on behalf of an entity hereby represents and warrants in his/her individual capacity that he/she has full authority to do so on behalf of that entity.
27. All exhibits and recitals referred to in this Agreement are an integral part of this Agreement. They are incorporated in this Agreement by this reference as though at this point set forth in full.
This Agreement shall be construed and enforced according to the laws of the State of California applicable to agreements made to be performed wholly within the State.

BY THEIR SIGNATURES BELOW, THE UNDERSIGNED REPRESENT THAT THEY HAVE READ THE 3 PAGES OF THIS AGREEMENT RE TERMINATION OF LEASE AND FULLY UNDERSTAND AND AGREE TO EACH AND ALL OF THE TERMS AND CONDITIONS SET FORTH THEREIN.

Dated: April 24, 2009	KREIDO BIOFUELS, INC.
	By:	/s/ John M. Philpott
John M. Philpott

Dated: April 24, 2009	ACASO INVESTMENTS, LLC
	By:	/s/ Peter Wollons
Peter Wollons